EXHIBIT 99.1

Cardtronics Announces Third Quarter 2007 Financial Results

HOUSTON, Nov. 14, 2007 (PRIME NEWSWIRE) -- Cardtronics, Inc. ("Cardtronics" or the "Company"), the world's largest owner/operator of ATMs, today announced its financial results for the quarter ended September 30, 2007.

THIRD QUARTER RESULTS

Financial Information

For the third quarter of 2007, revenues totaled $110.6 million, representing a 45% increase over the $76.4 million in revenues recorded during the third quarter of 2006. While revenues from the Company's international operations and branding revenues from the Company's pre-existing domestic operations (defined below) exhibited strong growth, the year-over-year increase was primarily attributable to the July 2007 acquisition of the financial services business of 7-Eleven, Inc. (the "7-Eleven ATM Transaction"), which contributed $30.1 million of revenues in the third quarter of 2007. The increase in year-over-year revenues was further attributable to 55% growth in revenues from the Company's international operations as a result of additional ATM deployments, 50% growth in bank and network branding revenues generated by the Company's pre-existing domestic business (i.e., the Company's domestic portfolio prior to the 7-Eleven ATM Transaction), and higher overall withdrawal transactions per ATM when compared to the same period in 2006. These revenue increases were partially offset by lower revenues from the Company's pre-existing domestic operations, which experienced a slight year-over-year decline in ATM operating revenues as a result of a decrease in the average number of merchant-owned ATMs operating within the United States.

The Company's adjusted earnings before interest, income taxes, depreciation, accretion, and amortization expense ("Adjusted EBITDA"), which represents EBITDA adjusted for certain non-recurring items, totaled $18.4 million for the third quarter of 2007, representing a 32% increase from the $13.9 million in Adjusted EBITDA for the same period in 2006. This year-over-year increase was primarily attributable to the 7-Eleven ATM Transaction. The 2007 results include the benefit of 70 days of operation of the acquired 7-Eleven financial services business, offset by a $2.1 million loss from operations for the advanced functionality "Vcom" portion of this business. Costs excluded from Adjusted EBITDA include costs related to the Company's in-house transaction processing conversion efforts and other acquisition related costs, as detailed in the reconciliation of net loss to Adjusted EBITDA below.

Adjusted EBITDA is a non-GAAP measure of financial performance presented in this press release to help enhance an investor's understanding of the underlying trends in the Company's business and to provide for better comparability between periods in different years. A reconciliation of net loss to Adjusted EBITDA is presented in tabular form below.

The Company recorded a net loss for the third quarter of 2007 of $10.7 million, which compares to a net loss of $0.3 million for the same period in 2006. The 2007 net loss amount reflects (i) the increase in selling, general, and administrative expenses associated with higher employee-related costs incurred to support the Company's growth initiatives, primarily on the sales and marketing side of the business, and our Sarbanes-Oxley compliance efforts, (ii) the incremental costs associated with the Company's in-house processing conversion efforts, (iii) higher vault cash costs as a result of higher average per-transaction cash withdrawal amounts and higher overall vault cash balances in our bank-branded ATMs, (iv) the increased interest, depreciation, accretion, and amortization expenses attributable to the 7-Eleven ATM Transaction, and (v) higher depreciation expense associated with recent ATM deployments in the United Kingdom and Mexico, which have yet to achieve the higher consistent recurring transaction levels seen in the Company's more mature ATMs. Additionally, the 2007 net loss amount includes $5.1 million (pre-tax) of impairment charges related to the unamortized intangible asset value associated with a single merchant contract acquired in 2004, and also reflects a charge recorded in the income tax provision line to reserve for a portion of the Company's existing tax asset amounts. The Company is currently not a cash taxpayer for U.S. Federal income tax purposes. The 2006 quarterly results include $0.5 million in other income related to a contract termination payment received from one of the Company's merchant customers. Such payment has been excluded from Adjusted EBITDA.

Key Statistics

Average transacting ATMs for the third quarter of 2007 totaled 29,880, which represents an increase of 16% when compared to the 25,726 average transacting ATMs during the same period in 2006. This increase was primarily due to the 7-Eleven ATM Transaction and ATM growth in the United Kingdom and Mexico, partially offset by year-over-year declines in the average number of merchant-owned ATMs operating within the United States. Cash withdrawal transactions in the third quarter of 2007 increased over 54% to 49.7 million from 32.2 million during the same period in 2006. In addition, average cash withdrawal transactions per ATM per month during the third quarter of 2007 increased 33% to 555 from 418 during the same period in 2006, and average revenues per ATM per month in the third quarter of 2007 increased 26% to $1,185 from $944 in the same period in 2006. These increases were primarily due to the 7-Eleven ATM Transaction and the Company's United Kingdom operations, which contribute significantly higher cash withdrawals and revenues per ATM than Cardtronics' pre-existing domestic operations. Capital expenditures during the quarter totaled $20.2 million, net of minority interest, and exclude payments for the 7-Eleven ATM Transaction. These expenditures were primarily to fund the purchase of additional ATMs.

NINE MONTH RESULTS

Financial Information

Revenues totaled $262.3 million for the nine months ended September 30, 2007, representing a 20% increase over the $218.8 million in revenues recorded during the first nine months of 2006. As was the case with the Company's quarterly results, the year-over-year increase in revenues was primarily attributable to the 7-Eleven ATM Transaction, an 81% increase in bank and network branding revenues from the Company's pre-existing domestic operations, and a 62% increase in ATM operating revenues from the Company's United Kingdom and Mexico operations as a result of our focus on international growth. These increased revenues were partially offset by lower revenues from the Company's pre-existing domestic operations as a result of the previously discussed decrease in the average number of merchant-owned ATMs operating within the United States.

The Company's Adjusted EBITDA totaled $42.7 million for the nine months ended September 30, 2007, representing a 10% increase over the $39.0 million in Adjusted EBITDA for the same period in 2006. The Company incurred a net loss of $19.7 million for the nine months ended September 30, 2007, which compares to a net loss of $2.7 million for the same period in 2006. As discussed in the Company's quarterly results, the year-to-date 2007 net loss amount reflects an increase in selling, general, and administrative expenses, the incremental development costs associated with the Company's in-house processing conversion efforts, increases in vault cash expenses, increases in interest expense, depreciation, accretion, and amortization attributable to the 7-Eleven ATM Transaction, and higher depreciation expense associated with additional ATM deployments in the United Kingdom and Mexico. The year-to-date 2007 net loss also includes $5.3 million (pre-tax) of impairment charges taken during 2007, the majority of which related to the unamortized intangible asset value associated with a single merchant contract acquired in 2004, and higher income tax expense due to the reserves recorded in 2007.

Key Statistics

Average transacting ATMs for the nine months ended September 30, 2007 totaled 27,149, which represents an increase of 5% when compared to the 25,913 average transacting ATMs during the same period in 2006. This increase was primarily due to the 7-Eleven ATM Transaction and to an increase in the number of transacting ATMs in the United Kingdom and Mexico, partially offset by year-over-year declines in the average number of merchant-owned ATMs operating within the United States. Cash withdrawal transactions during the nine months ended September 30, 2007 increased 21% to 113.9 million from 93.8 million during the same period in 2006. In addition, average cash withdrawal transactions per ATM per month during the nine months ended September 30, 2007 increased 16% to 466 from 402 during the same period in 2006, and average revenues per ATM per month for the nine months ended September 30, 2007 increased 15% to $1,031 from $898 in the same period in 2006. These increases were primarily due to the 7-Eleven ATM Transaction and the Company's United Kingdom operations, which contribute significantly higher cash withdrawals and revenues per ATM than Cardtronics' pre-existing domestic operations. Capital expenditures during the nine months totaled $44.2 million, net of minority interest, and exclude payments for the 7-Eleven ATM Transaction. These expenditures were primarily to fund the purchase of additional ATMs.

KEY HIGHLIGHTS

Recent highlights include the following:

 * On September 7, 2007, the Company filed a registration statement on
   Form S-1 for a proposed initial public offering.  Due to
   restrictions on publicity during the pendency of that registration statement, the Company will not host its typical quarterly earnings conference call to discuss its third quarter results.
 * The public announcement of two significant branding arrangements to brand pharmacy locations in Texas.  On August 20, 2007, JPMorgan
   Chase announced it will be placing its brand on over 400 ATMs in
   Walgreens drugstores throughout Texas, and on September 6, 2007,
   Washington Mutual announced an agreement with Cardtronics to place its brand on over 300 ATMs in CVS/pharmacy locations in Texas' major metropolitan areas.
 * Net growth during the quarter of over 260 machines, or 16%, in its high-volume United Kingdom ATM fleet, representing a substantial increase in the Company's growth rate in this important market.
 * The successful rollout of over 275 additional ATMs in Mexico, the majority of which were deployed under our long-term agreement with
   OXXO.
 * The conversion of over 4,000 additional company-owned ATMs to the
   Company's in-house transaction processing platform, bringing the total number of machines for which the Company is processing transactions to approximately 10,000 as of October 31, 2007.

NON-GAAP FINANCIAL INFORMATION

EBITDA and Adjusted EBITDA are non-GAAP measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP"). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate the Company's operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure or one-time charges. Additionally, the Company excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA excludes certain non-recurring items and may not be comparable to similarly titled measures employed by other companies. Therefore, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, net income, cash flows from operations, investing, and financing cash flows or other income or cash flow statement data prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. Many of the forward-looking statements contained in this release relate to our third quarter financial results and the underlying business events which generated those results. They include, among other things, trends within the ATM industry; proposed new programs and initiatives; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including risks and uncertainties relating to trends in ATM usage and alternative payment options; changes in the ATM transaction fees the Company receives; decreases in the number of ATMs that can be placed with the Company's top merchants; the Company's reliance on third parties for cash management and other key outsourced services; changes in interest rates; declines in, or system failures that interrupt or delay, ATM transactions; the Company's ability to continue to execute its growth strategies; risks associated with the acquisition of other ATM networks; increased industry competition; increased regulation and regulatory uncertainty; changes in ATM technology; changes in foreign currency rates; and general and economic conditions.

You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

ABOUT CARDTRONICS

Headquartered in Houston, Texas, Cardtronics is the world's largest owner/operator of ATMs. We operate over 31,500 ATMs and have locations in every major U.S. market, at approximately 1,900 locations throughout the UK, and over 1,000 locations in Mexico. Major merchant-clients include 7-Eleven(r), A&P(r), Albertson's(r), BP(r) Amoco, Chevron(r), Costco(r), CVS(r)/pharmacy, Duane Reade(r), ExxonMobil(r), Hess Corporation(r), Rite Aid(r), Sunoco(r), Target(r), and Walgreens(r). Cardtronics also works closely with financial institutions across the United States, including HSBC(r), JPMorgan Chase(r), Sovereign Bank(r), and Wachovia(r), to place their brands on Cardtronics-owned and operated ATMs at major merchant locations. These branded ATMs provide surcharge-free cash access for the financial institution's customers while also increasing brand awareness for the financial institutions. For more information about Cardtronics, please visit http://www.cardtronics.com/.

The Cardtronics logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=991

                    Cardtronics, Inc. and Subsidiaries
              Condensed Consolidated Statements of Operations
           Three and Nine Months Ended September 30, 2007 and 2006
                               (In thousands)
                                 (unaudited)

                             Three Months Ended    Nine Months Ended
                                September 30,        September 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
 Revenues:
 ATM operating revenues     $ 106,234   $ 72,887  $ 251,854  $ 209,542
 Vcom operating revenues          685         --        685         --
 ATM product sales and
  other revenues                3,668      3,478      9,805      9,218
                            ---------  ---------  ---------  ---------
   Total revenues             110,587     76,365    262,344    218,760
 Cost of revenues:
 Cost of ATM operating
  revenues                     79,966     54,280    191,046    157,225
 Cost of Vcom operating
  revenues                      2,644         --      2,644         --
 Cost of ATM product sales
  and other revenues            3,111      3,105      9,196      8,142
                            ---------  ---------  ---------  ---------
   Total cost of revenues      85,721     57,385    202,886    165,367
   Gross profit                24,866     18,980     59,458     53,393
 Operating expenses:
 Selling, general and
  administrative expenses:
   Stock-based compensation       297        240        721        600
   Other selling, general
    and administrative
    expenses                    7,324      5,571     20,264     15,109
 Depreciation and accretion
  expense                       6,961      5,214     18,541     14,072
 Amortization expense           9,204      2,263     14,062      9,610
                            ---------  ---------  ---------  ---------
   Total operating expenses    23,786     13,288     53,588     39,391
 Income from operations         1,080      5,692      5,870     14,002
 Other (income) expense:
 Interest expense, net          8,545      5,871     20,437     17,193
 Amortization and write-off
  of deferred financing
  costs and bond discounts        439        362      1,155      1,576
 Minority interest in
  subsidiary                     (174)       (71)      (286)      (128)
 Other (income) loss              678        (83)     1,037       (740)
                            ---------  ---------  ---------  ---------
   Total other expense          9,488      6,079     22,343     17,901
 Loss before income taxes      (8,408)      (387)   (16,473)    (3,899)
 Income tax provision
  (benefit)                     2,275        (60)     3,212     (1,217)
                            ---------  ---------  ---------  ---------
 Net loss                   $ (10,683) $    (327) $ (19,685) $  (2,682)
                            =========  =========  =========  =========

                     Cardtronics, Inc. and Subsidiaries
                   Condensed Consolidated Balance Sheets
               As of September 30, 2007 and December 31, 2006
                                (In thousands)
                                 (unaudited)

                                                  September   December
                                                   30, 2007   31, 2006
                                                  ---------  ---------
 Assets
 Current assets:
 Cash and cash equivalents                        $   6,118  $   2,718
 Accounts and notes receivable, net                  24,076     14,891
 Inventory                                            5,294      4,444
 Prepaid, deferred costs, and other current assets   11,955     16,334
                                                  ---------  ---------
   Total current assets                              47,443     38,387
 Property and equipment, net                        138,324     86,668
 Intangible assets, net                             134,690     67,763
 Goodwill                                           236,488    169,563
 Prepaid and other assets                             5,256      5,375
                                                  ---------  ---------
   Total assets                                   $ 562,201  $ 367,756
                                                  =========  =========

 Liabilities and Stockholders' Deficit
 Current liabilities:
 Current portion of long-term debt                $     529  $     194
 Current portion of capital lease obligations         1,098         --
 Current portion of other long-term liabilities      12,552      2,501
 Accounts payable and other accrued and
  current liabilities                                79,018     51,256
                                                  ---------  ---------
   Total current liabilities                         93,197     53,951

 Long-term liabilities:
 Long-term debt, net of current portion             406,100    252,701
 Capital lease obligations                            1,183         --
 Deferred tax liability, net                          9,943      7,625
 Asset retirement obligations                        16,392      9,989
 Other long-term liabilities and minority
  interest in subsidiary                             17,921      4,064
                                                  ---------  ---------
   Total liabilities                                544,736    328,330
 Redeemable convertible preferred stock              76,794     76,594
 Stockholders' deficit                              (59,329)   (37,168)
                                                  ---------  ---------
   Total liabilities and stockholders' deficit    $ 562,201  $ 367,756
                                                  =========  =========

                    Cardtronics, Inc. and Subsidiaries
                          Key Operating Metrics
         Three and Nine Months Ended September 30, 2007 and 2006
                               (unaudited)

                        Three Months Ended        Nine Months Ended
                           September 30,             September 30,
                     -----------------------   -----------------------
                         2007         2006         2007         2006
                     ----------   ----------   ----------   ----------
 Average number of
  transacting ATMs       29,880       25,726       27,149       25,913
 Monthly withdrawal
  transactions per ATM      555          418          466          402
 Total withdrawal
  transactions       49,710,199   32,241,478  113,934,112   93,756,420
 Total transactions  73,007,386   44,736,076  166,183,014  128,539,488

 Per ATM amounts
 (per month):
   Operating
    revenues         $    1,185   $      944   $    1,031   $      898
   Operating
    expenses                892          703          782          674
                     ----------   ----------   ----------   ----------
 ATM operating
  gross profit       $      293   $      241   $      249   $      224
                     ==========   ==========   ==========   ==========

 ATM operating
  gross margin             24.7%        25.5%        24.1%        24.9%

 Adjusted per
  ATM amounts
  (per month):
   Operating
    revenues         $    1,185   $      944   $    1,031   $      898
   Operating
    expenses (1)            884          701          772          673
                     ----------   ----------   ----------   ----------
 Adjusted ATM
  operating gross
  profit             $      301   $      243   $      259   $      225
                     ==========   ==========   ==========   ==========

 Adjusted ATM operating
  gross margin             25.4%        25.7%        25.1%        25.1%

 Capital expenditures,
  excluding
  acquisitions
  (000s)             $   20,185   $   14,680   $   44,230   $   25,913

 --------------------
 (1) Amounts reflect the same operating expense adjustments as those used to calculate Adjusted EBITDA.

                 Cardtronics, Inc. and Subsidiaries
       Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
       Three and Nine Months Ended September 30, 2007 and 2006
                            (In thousands)
                             (unaudited)

                          Three Months Ended      Nine Months Ended
                             September 30,           September 30,
                        ----------------------  ----------------------
                            2007        2006        2007        2006
                        ----------  ----------  ----------  ----------
 Net loss               $  (10,683) $     (327) $  (19,685) $   (2,682)
 Interest expense
  (including amortization
  and write-off of
  deferred financing
  costs and bond
  discounts)                 8,984       6,233      21,592      18,769
 Income tax provision
  (benefit)                  2,275         (60)      3,212      (1,217)
 Depreciation and
  accretion expense          6,961       5,214      18,541      14,072
 Amortization expense        9,204       2,263      14,062       9,610
                        ----------  ----------  ----------  ----------
 EBITDA                     16,741      13,323      37,722      38,552
 Stock compensation
  expense (includes
  amounts reflected
  in cost of ATM
  operating revenues)          313         255         768         635
 Acquisition related
  transition costs             105          --         249         110
 Other (income) loss (1)       678         (83)      1,037        (740)
 Minority interest            (152)        (39)        (67)        (39)
 Other adjustments (2)         705         435       2,941         526
                        ----------  ----------  ----------  ----------
 Adjusted EBITDA        $   18,390  $   13,891  $   42,650  $   39,044
                        ==========  ==========  ==========  ==========

 ---------------------
 (1) Other (income) loss for the three and nine months ended
     September 30, 2007, consists primarily of $0.6 million and $1.5 million, respectively, in losses incurred in connection with the deinstallation and subsequent sale of used ATMs during the period.
     During the nine months ended September 30, 2007, these losses were partially offset by $0.6 million in gains on the sale of equity securities awarded to the Company pursuant to the bankruptcy plan of reorganization of Winn-Dixie Stores, Inc., one of the Company's
     merchant customers. Both the losses associated with the asset disposals and the gains attributable to the bankruptcy proceeds have been excluded from the calculation of Adjusted EBITDA, as shown above.

 (2) Other adjustments for the three and nine month periods ended
     September 30, 2007 consist primarily of $0.6 million and $1.7 million, respectively, of costs incurred related to the Company's efforts to convert its ATM portfolio over to its in-house
     transaction processing switch. Additional adjustments for the nine month period ended September 30, 2007 include $0.5 million of inventory adjustments related to our Triple-DES upgrade efforts and $0.7 million of costs related to litigation
     settlements.

CONTACT:  Cardtronics, Inc.
          J. Chris Brewster, Chief Financial Officer
            281-892-0128
            cbrewster@cardtronics.com
          Tres Thompson, Chief Accounting Officer
            281-892-0137
            tthompson@cardtronics.com